Exhibit 32.1

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Mellon Financial Corporation (the “Corporation”), hereby certifies that the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: February 23, 2007	/s/ Robert P. Kelly
	Name:	Robert P. Kelly
	Title:	Chief Executive Officer